UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2016

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35117	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

95 Chestnut Ridge Road Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 29, 2016, AEP Industries Inc. (“AEP” or the “Company”) entered into Amendment No. 2 to Second Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), as agent and lender, and the other financial institution party thereto, as lender (“Amendment No. 2”), which amended the Company’s Second Amended and Restated Loan and Security Agreement, dated February 22, 2012 (as amended, the “Credit Facility”). The maximum borrowing amount remains the same at $150.0 million with a maximum for letters of credit of $20.0 million. The maturity date of the Credit Facility has been extended from February 21, 2017 to February 1, 2019.

Under the Credit Facility, interest rates are based upon the Quarterly Average Excess Availability (as defined in the Credit Facility) at a margin of the prime rate (defined as the greater of Wells Fargo’s prime rate and the Federal Funds rate plus 0.5%) plus 0% to 0.25%, which remains unchanged, or LIBOR plus 1.50% to 2.00%, revised from 1.75% - 2.50%.

The Company is obligated to pay a monthly undrawn commitment fee equal to a percentage of the average daily unused portion of the commitments under the Credit Facility. Amendment No. 2 revised such fee from 0.375% per annum to (i) 0.375% per annum, if the sum of the average daily balance of loans and letters of credit accommodations in the month are less than 50% of the maximum credit, or (ii) 0.250% per annum, if the sum of the average daily balance of loans and letters of credit accommodations in the month are 50% or more of the maximum credit.

In August 2014, the Company entered into Amendment No. 1 to the Credit Facility (“Amendment No. 1”), pursuant to which the lenders agreed to (i) permit the Company’s sale to receivables purchasers of certain accounts arising from sales of goods and services to a specified customer pursuant to a specified purchase agreement, and all proceeds, supporting obligations and ancillary rights with respect to such accounts, (ii) exclude such assets from the borrowing base under the Credit Facility, and (iii) release the lenders’ liens over such assets (but not the Company’s proceeds therefrom) at the time such assets are sold. Amendment No. 2 permits the Company’s sale of such assets and other receivables generally, including accounts owing from the customer specified in Amendment No. 1, and similarly excludes such assets from the borrowing base and permits the release of the lenders’ liens over such assets (but not the proceeds therefrom) at the time such assets are sold; provided, among other specified conditions, that the aggregate amount of receivables sold in any month will not exceed 10% of the gross amount of eligible accounts included in the most recent borrowing base calculation certified by the Company to the agent.

The other terms and conditions of the Credit Facility, including the terms under which the amounts due thereunder may be accelerated or increased, were not materially amended by Amendment No. 2 and remain in full force and effect.

The foregoing description is qualified in its entirety by Amendment No. 1 and Amendment No. 2, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of August 20, 2014, by and among the Company, Wells Fargo Bank, National Association, as agent and lender, and the other financial institution parties thereto, as lender.

4.2	Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of January 29, 2016, by and among the Company, Wells Fargo Bank, National Association, as agent and lender, and the other financial institution party thereto, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: February 4, 2016	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

EXHIBITS

Exhibit No.	Description

4.1	Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of August 20, 2014, by and among the Company, Wells Fargo Bank, National Association, as agent and lender, and the other financial institution parties thereto, as lender.

4.2	Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of January 29, 2016, by and among the Company, Wells Fargo Bank, National Association, as agent and lender, and the other financial institution party thereto, as lender.

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